SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

LAKELAND BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 27, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Lakeland Bancorp, Inc. will be held at Perona Farms, 350 Andover Sparta Road, Andover, New Jersey 07821 on Tuesday, April 27, 2004 at 5:00 p.m. for the following purposes:

1.	To elect four directors for three year terms and two directors for one year terms, as set forth in the annexed Proxy Statement.

2.	To transact such other business as may properly come before the meeting.

In accordance with the Bylaws of Lakeland Bancorp, Inc., the close of business on March 18, 2004, has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

Enclosed are the Proxy Statement and a form of Proxy. You will also be receiving an Annual Report. You are cordially invited to attend this meeting. It is important that your shares be represented, regardless of the number you own. Whether or not you plan to attend the meeting, please return the Proxy, duly signed, as promptly as possible, in the envelope provided to you.

By Order of the Board of Directors

ARTHUR L. ZANDE

SECRETARY

Oak Ridge, New Jersey

March 24, 2004

LAKELAND BANCORP, INC.

PROXY STATEMENT

Annual Meeting of Stockholders: April 27, 2004

Approximate Mailing Date: March 24, 2004

SOLICITATION OF PROXY

General

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF LAKELAND BANCORP, INC. (hereinafter called “Lakeland” or the “Company”) for use in connection with the Annual Meeting of Stockholders to be held at Perona Farms, 350 Andover Sparta Road, Andover, New Jersey 07821 on Tuesday, April 27, 2004 at 5:00 p.m., and at any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the enclosed notice of such meeting and are more fully discussed below.

Only stockholders of record at the close of business on March 18, 2004, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting. If the enclosed Proxy is properly executed and returned to Lakeland and not revoked before its exercise, all shares represented thereby will be voted as specified in the form of Proxy. If the Proxy is signed but no specification is given, the shares will be voted in favor of the Board’s nominees for election to the Board. The Proxy will enable you to assure that your shares are voted and to aid in securing a quorum at the meeting.

In order to reduce the number of annual reports being sent to one address, only one annual report is being delivered to multiple security holders sharing an address unless Lakeland has received contrary instructions from one or more of the security holders. This is called “householding”. Lakeland will deliver a separate copy of the annual report to any security holder who requests a copy in writing or by telephone. If you wish to receive a separate copy of the 2003 annual report, or if you wish to receive a separate copy of future annual reports, please contact Mr. Harry Cooper at Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (toll-free telephone 866-284-1291). If you are currently receiving multiple copies of the annual report at the same address, and wish to have one annual report sent to multiple security holders sharing that address in the future, please contact Mr. Harry Cooper at the above address and telephone number.

The entire cost of this solicitation will be borne by Lakeland. Officers and regular employees of Lakeland may also, but without additional compensation, solicit proxies by further mailings, personal conversations, telephone, telegraph, facsimile or e-mail. Lakeland will make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries and Lakeland will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

All share information, including stock option information, contained in this proxy statement has been adjusted to reflect Lakeland’s 5% stock dividends.

Voting your Shares

Lakeland shareholders will have four alternative ways to vote:

•	by traditional paper proxy card;

•	by telephone;

•	via the Internet; or

•	in person at the Annual Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxy cards in the accompanying form are properly executed and returned, the shares represented thereby will be voted in the manner specified therein. If you vote by proxy card but make no specification on your proxy card that you have otherwise properly executed, your shares will be voted FOR the election of the Board’s nominees for director.

Voting by Telephone. If you wish to vote by telephone and you are a shareholder of record of Lakeland, use a touch-tone telephone to call toll-free 1-800-PROXIES and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

Voting by the Internet. If you wish to vote through the Internet and you are a shareholder of record of Lakeland, you can access the web page at www.voteproxy.com and follow the on-screen instructions. If you vote through the Internet, you must have your control number and the proxy card available when you access the web page.

If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by telephone or the Internet. If so, the voting form your nominee sent you will provide telephone and Internet voting instructions.

The deadline for voting by telephone or through the Internet as a shareholder of record of Lakeland is 11:59 p.m., EST, on April 26, 2004. For shareholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Changing your Vote

You will be able to change your vote as many times as you wish and the last vote received chronologically by any means will supersede your prior vote(s). Please note, however, that if you vote by the Internet, the maximum number of times that you can access the website using any one control number is limited to five times per day.

Any Lakeland shareholder may revoke a proxy at any time before or at the Annual Meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the Annual Meeting to Arthur L. Zande, Corporate Secretary of Lakeland; or

•	Submitting a later-dated proxy card; or

•	Submitting a new proxy via telephone or the Internet.

A Lakeland shareholder should send any written notice of revocation or subsequent proxy card to Lakeland Bancorp, Inc., Attention: Arthur L. Zande, Corporate Secretary, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, or hand deliver the notice of revocation or subsequent proxy card to Mr. Zande before the taking of the vote at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

CAPITAL STOCK OUTSTANDING

At the close of business on March 18, 2004, there were 15,962,592 shares of Lakeland’s common stock, no par value (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share will be entitled to one vote on all matters properly coming before the meeting. Provided that a quorum is present, directors will be elected by a plurality vote (there is no right to vote stock cumulatively). A majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

To Lakeland’s knowledge, no person beneficially owned more than 5% of the outstanding voting securities of Lakeland as of December 31, 2003.

ELECTION OF DIRECTORS

Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the six persons named in Table I below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and shall have qualified. If elected, four of the nominees will serve for three year terms and two of the nominees will serve for one year terms. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

Table I sets forth the names and ages of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Lakeland, the period during which each such person has served on Lakeland’s Board of Directors, the expiration of their respective terms, the principal occupations and employment of each such person during the past five years, and the number of shares of Lakeland Common Stock which they beneficially owned as of February 1, 2004. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years. Unless otherwise stated in the footnotes following the tables, the nominees and other directors listed in the tables have sole power to vote and dispose of the shares which they beneficially owned as of February 1, 2004. Shares covered by stock options are included in the tables below only to the extent that such options may be exercised by April 1, 2004.

All of the persons named in both tables have been directors of Lakeland and Lakeland Bank for at least five years, except as follows: (a) Charles L. Tice and George H. Guptill, Jr. were appointed to the Board of Lakeland on July 15, 1999, in connection with the acquisition of High Point Financial Corp., (b) Roger Bosma was appointed to the Boards of Lakeland and Lakeland Bank on June 1, 1999, upon becoming Lakeland’s Chief Executive Officer, (c) Stephen R. Tilton, Sr. was appointed to the Board of Lakeland on October 1, 2001, (d) Robert B. Nicholson III was appointed to the Board of Lakeland Bank in July 2003 and of Lakeland in December 2003 and (e) John Pier, Jr. was appointed to the Board of Lakeland on March 10, 2004. Dr. Pier also served as a director of Lakeland and Lakeland Bank from 1989 to 2001. The Board has waived the mandatory retirement age requirement for directors with respect to Dr. Pier. Mark J. Fredericks is John W. Fredericks’ son. Robert B. Nicholson III is the son of Robert B. Nicholson, who retired as a director in May 2003 upon reaching the age of 75, in accordance with Lakeland’s Bylaws.

TABLE I

NOMINEES FOR ELECTION AS DIRECTORS

				Shares Beneficially Owned as of February 1, 2004
Name and Age	Director Since	Expiration of Term if Elected	Business Experience	Number of Shares		Percent of Class
Robert B. Nicholson, III Age 39	December 2003	2005	President and Chief Executive Officer, Eastern Propane Corporation (1988 to present); President and Chief Executive Officer, Eastern Propane Energy Corporation (1993 to present); General Partner, Eastern Properties, L.P. (1999 to present)	20,512	(a)	.1%

John Pier, Jr. Age 77	March 10, 2004	2005	Retired; Dentist, Vernon, NJ	110,313	(b)	.7%

Stephen R. Tilton, Sr. Age 58	2001	2007	Chairman and Chief Executive Officer, Tilton Securities LLC (investment trader) (10/98 to present); Chairman and Chief Executive Officer, Chaumont Holdings, Inc. (real estate holding company) (9/92 to present); Chairman and Chief Executive Officer, Fletcher Holdings, LLC (commercial real estate company) (10/98 to present); President, Garban PLC (wholesale investment broker) and President, Garvin Guy Butler Ltd. (domestic money broker) (prior years to 10/98)	514,376	(c)	3.2%

John W. Fredericks Age 67	1989	2007	Chairman, Lakeland Bancorp, Inc. (6/1/99 to present); Chairman, Lakeland Bank (6/1/99 to present); President, Lakeland Bancorp, Inc. (5/19/89 to 5/31/99); President, Lakeland Bank (5/19/69 to 5/31/99); Chairman and Owner (1/1/02 to present) and President and Owner (prior years to 1/1/02), Fredericks Fuel and Heating Service, Oak Ridge, NJ	566,364	(d)	3.5%

Paul P. Lubertazzi Age 69	1998	2007	Secretary, Lakeland Bancorp, Inc. (5/03 to 3/10/04); Secretary, Lakeland Bank (5/03 to 3/10/04); Retired; President and CEO, Metropolitan State Bank (6/88 to 1/31/00); Chairman, Metropolitan State Bank (4/96 to 1/31/00)	82,925	(e)	.5%

Charles L. Tice Age 70	1999	2007	Chairman, High Point Financial Corp. (5/21/96 to 7/14/99); Retired since 1993	65,973	(f)	.4%

TABLE II

CONTINUING DIRECTORS

				Shares Beneficially Owned as of February 1, 2004
Name and Age	Director Since	Expiration of Term	Business Experience	Number of Shares		Percent of Class
Roger Bosma Age 61	June, 1999	2005	President and CEO, Lakeland Bancorp, Inc. (6/1/99 to present); President and CEO, Lakeland Bank (1/1/02 to present); Executive Vice President, Hudson United Bancorp (5/97 to 6/99); President and CEO of Independence Bank of New Jersey (prior years to 5/97)	99,205	(g)	.6%

Mark J. Fredericks Age 43	1994	2005	President of Keil Oil Company, Riverdale, NJ; President of Fredericks Fuel & Heating Service, Oak Ridge, NJ (1/1/02 to present)	315,884	(h)	2.0%

George H. Guptill, Jr. Age 65	1999	2005	Chairman (1/1/04 to present) and President (1/1/90 to 1/1/04), Franklin Mutual Insurance Company, Branchville, NJ; Chairman (1/1/04 to present) and President (1/1/94 to 1/1/04), FMI, Inc., FMI Insurance Company and Fidelity Mohawk Insurance Company, Branchville, NJ	544,181	(i)	3.4%

Arthur L. Zande Age 69	1989	2006	Secretary, Lakeland Bancorp, Inc. and Lakeland Bank (3/10/04 to present); Retired (1/1/02 to present); Vice President and Treasurer, Lakeland Bancorp, Inc. (6/1/99 to 12/31/01); President and CEO, Lakeland Bank (6/1/99 to 12/31/01); Executive Vice President and CEO, Lakeland Bancorp, Inc. (5/19/89 to 5/31/99); Executive Vice President and CEO, Lakeland Bank (10/1/72 to 5/31/99)	48,746	(j)	.3%

Bruce G. Bohuny Age 71	1989	2006	Vice Chairman, Lakeland Bancorp, Inc. (5/2003 to present); Vice Chairman, Lakeland Bank (5/2003 to present); Senior Vice President—Real Estate, Lakeland Bancorp, Inc. (6/1/99 to 5/2003); Secretary, Lakeland Bancorp, Inc. (5/19/89 to 5/2003); Secretary, Lakeland Bank (5/19/69 to 5/2003); President, Chelsea Group LLC (4/01 to present) (real estate investment company); President, Brooks Ltd.-Bergen (3/01 to present) (real estate investment company); President, Brooks Limited (prior years to 3/01) (a real estate development corporation), Wyckoff, NJ	184,159	(k)	1.2%

				Shares Beneficially Owned as of February 1, 2004
Name and Age	Director Since	Expiration of Term	Business Experience	Number of Shares		Percent of Class
Mary Ann Deacon Age 52	1995	2006	Secretary/Treasurer of Deacon Homes, Inc. and Deacon Development Corp. (real estate development), Sparta, NJ	140,819	(l)	.9%

Joseph P. O’Dowd Age 57	1998	2006	President and Owner of O’Dowd Advertising of Montville, NJ (4/14/82 to present); partner of O’Dowd Associates (real estate holding company) (7/1/86 to present) and O’Dowd Realty (7/1/86 to present)	47,543	(m)	.3%

Included in the amounts beneficially owned listed in the tables, the directors of Lakeland held the following interests:

(a)	Includes 5,000 shares issuable upon the exercise of stock options.
(b)	Includes 11,747 shares held jointly with his wife and 50,240 shares held by his wife.
(c)	Includes 6,772 shares held by his wife; 2,625 shares held by Chaumont Holdings, Inc. of which Mr. Tilton is Chairman and Chief Executive Officer; 19,378 shares held by the Tilton Securities LLC Profit Sharing Plan of which Mr. Tilton is the beneficiary; and 17,364 shares issuable upon the exercise of stock options.
(d)	Includes 148,071 shares owned by Mr. Fredericks’ wife; 124,624 shares held in the name of Edward J. Fredericks and John W. Fredericks Trustees U/W Wilbur Fredericks Trust; 11,550 shares held by Fredericks Fuel and Heating Service of which John Fredericks is Chairman; and 11,787 shares issuable upon the exercise of stock options.
(e)	Includes 47,799 shares owned jointly by Paul Lubertazzi and his wife; 1,208 shares held jointly by Paul Lubertazzi and his children and 30,387 shares issuable upon the exercise of stock options.
(f)	Includes 14,385 shares held by Charles Tice and Mark Cummins, co-trustees U/W of Gale A. Tice and 27,493 shares issuable upon the exercise of stock options.
(g)	Includes 5,538 shares held jointly by Roger Bosma and his wife and 66,659 shares issuable upon the exercise of stock options.
(h)	Includes 29,978 shares owned by Mr. Fredericks’ wife; 97,958 shares held by Mark J. Fredericks as custodian for his children; 23,304 shares held by Keil Oil Employee Profit Sharing Plan; 46,981 shares held by Mark J. Fredericks as Trustee for Fredericks Fuel and Heating Service Profit Sharing Plan; 11,550 shares held by Fredericks Fuel and Heating Service of which Mark Fredericks is President; and 24,310 shares issuable upon the exercise of stock options.
(i)	Includes 473,271 shares held in the name of the Franklin Mutual Insurance Co., of which Mr. Guptill is Chairman and 24,310 shares issuable upon the exercise of stock options. Mr. Guptill does not have the power to vote or dispose of the shares held by the Franklin Mutual Insurance Co.
(j)	Includes 2,675 shares held by Mr. Zande’s wife and 16,537 shares issuable upon the exercise of stock options.
(k)	Includes 20,528 shares held by Mr. Bohuny’s wife; 1,343 shares held by Brooks Ltd.-Bergen of which Mr. Bohuny is President; 52 shares held by Mr. Bohuny as custodian for his grandchild and 30,387 shares issuable upon the exercise of stock options.
(l)	Includes 62,685 shares held in the name of the Mary Ann Deacon Limited Partnership, 436 shares held in the name of Mary Ann Deacon’s husband; 51,690 shares held in the name of the Philip Deacon Limited Partnership and 24,310 shares issuable upon the exercise of stock options.
(m)	Includes 17,211 shares owned jointly by Joseph O’Dowd and his wife; 113 shares held as custodian for his grandchild; and 29,877 shares issuable upon the exercise of stock options.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of Lakeland’s Common Stock as of February 1, 2004 by (i) the five Named Officers (as defined below under “Executive Compensation”) who are not directors of Lakeland and (ii) all current executive officers and directors of Lakeland as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. For information concerning the beneficial ownership of Lakeland’s Common Stock by directors and nominees for director, see the tables above under “Election of Directors”. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by April 1, 2004.

	Shares Beneficially Owned as of February 1, 2004
Stockholder	Number		Percent
Joseph F. Hurley	19,636	(A)	.1%
Louis E. Luddecke	35,410	(B)	.2%
Robert A. Vandenbergh	68,953	(C)	.4%
Jeffrey J. Buonforte	30,521	(D)	.2%
Steven Schachtel	9,624	(E)	.1%
All current executive officers and directors as a group (19 persons)	2,893,595	(F)	17.7%

(A)	Includes 16,964 shares issuable upon the exercise of stock options.
(B)	Includes five shares held by Mr. Luddecke’s wife and 12,551 shares issuable upon the exercise of stock options.
(C)	Includes 4,702 shares held jointly by Robert Vandenbergh and his wife, 11,174 shares which have been allocated to Mr. Vandenbergh in the ESOP and 42,944 shares issuable upon the exercise of stock options.
(D)	Includes 2,100 shares held jointly by Jeffrey Buonforte and his wife and 22,896 shares issuable upon the exercise of stock options.
(E)	Includes 1,215 shares held jointly by Mr. Schachtel and his wife and 8,409 shares issuable upon the exercise of stock options.
(F)	Includes an aggregate of 412,185 shares issuable upon the exercise of stock options and 11,174 shares which have been allocated under the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder require Lakeland’s directors, executive officers and 10% shareholders to file with the SEC certain reports regarding such persons’ ownership of Lakeland’s securities. Lakeland is required to disclose any failures to file such reports on a timely basis. Based solely upon a review of the copies of the forms or information furnished to Lakeland, Lakeland believes that during 2003, all filing requirements applicable to its directors and officers were satisfied on a timely basis, except that Mary Ann Deacon, a director of Lakeland, failed to file on a timely basis a report disclosing two purchases of Lakeland Common Stock in October 2003. The failure to file on a timely basis was inadvertent, and the filing was made promptly after the failure was noted.

Executive Compensation

The following table sets forth, for the years ended December 31, 2003, 2002 and 2001, the cash compensation paid by Lakeland and its subsidiaries, as well as certain other compensation paid or accrued by such entities for those years, to Lakeland’s Chief Executive Officer and the other five most highly compensated executive officers of Lakeland during 2003 (the “Named Officers”), for services rendered in all capacities as an executive officer during such period.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation (A)		Long-Term Compensation Awards Securities Underlying Options/SARs(#)	All Other Compensation(C)
		Salary	Bonus(B)
Roger Bosma	2003	$430,000	$100,000	40,000	$42,806
President and	2002	390,000	0	42,000	25,686
Chief Executive Officer	2001	330,000	75,000	44,100	49,666

Steven Schachtel	2003	$171,154	$10,000	5,000	$32,370
President, Lakeland Bank	2002	150,000	84,320	5,250	16,462
Equipment Leasing Division	2001	150,000	0	5,513	8,331

Joseph F. Hurley	2003	$190,000	$38,000	10,000	$18,053
Executive Vice President and	2002	175,000	0	10,500	11,810
Chief Financial Officer	2001	162,000	32,400	11,025	15,427

Robert A. Vandenbergh	2003	$190,000	$38,000	10,000	$24,657
Executive Vice President	2002	175,000	0	10,500	17,972
and Chief Lending Officer	2001	155,000	31,000	11,025	21,220

Louis E. Luddecke	2003	$160,000	$32,000	10,000	$21,973
Executive Vice President	2002	146,000	0	10,500	11,332
and Chief Operations Officer	2001	135,000	27,000	11,025	18,035

Jeffrey J. Buonforte	2003	$160,000	$32,000	10,000	$18,263
Executive Vice President	2002	146,000	0	10,500	13,229
and Chief Retail Officer	2001	135,000	27,000	11,025	17,084

(A)	During the three years ended December 31, 2003, no Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such person’s reported salary and bonus.
(B)	For 2003, represents bonuses earned in 2003 and paid in 2004. For 2002, represents bonus earned in 2002 and paid in 2003. For 2001, represents bonuses earned in 2001 and paid in 2002.
(C)

All other compensation for each of the Named Officers for 2003 consisted of the following: Mr. Bosma, an annual contribution of $3,168 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, the fair market value of the personal use of a company car of $7,674, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Bosma of $23,934 and a net increase to Mr. Bosma’s profit sharing plan account of $8,030, reflecting his allocated portion of plan earnings and forfeitures; Mr. Schachtel, an annual contribution of $489 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, an annual expense allowance of $14,400, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Schachtel of $14,954 and a net increase in Mr. Schachtel’s profit sharing plan account of $2,527, reflecting his allocated portion of plan earnings and forfeitures; Mr. Hurley, an annual contribution of $910 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, the fair market value of the personal use of a company car of $4,032, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Hurley of $10,085 and a net increase to Mr. Hurley’s profit sharing plan account of $3,026, reflecting his allocated portion of plan earnings and forfeitures; Mr. Vandenbergh, an annual contribution of $1,425 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000 and premiums paid by Lakeland Bank for a split dollar life insurance policy, the fair market value of the personal use of a company car of $9,831, an annual contribution of Lakeland Bank’s profit sharing plan on behalf of Mr. Vandenbergh of $10,362 and a net increase to Mr. Vandenbergh’s profit sharing plan account of $3,039, reflecting his allocated portion of plan earnings and forfeitures; Mr. Luddecke, an annual contribution of $1,393 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, the fair market value of the personal use of a company car of $7,003, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Luddecke of $8,751 and a net increase in Mr. Luddecke’s profit sharing plan account of $4,826, reflecting his allocated portion of plan earnings and forfeitures; and Mr. Buonforte, an annual contribution of $745 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, the fair market value of the personal use of a company car of $6,605, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Buonforte of $8,401 and a net increase in Mr. Buonforte’s profit sharing plan account of $2,512, reflecting his allocated portion of plan earnings and forfeitures.

Employment Agreements and Other Arrangements with Executive Officers

In connection with the acquisition of NIA National Leasing, Inc. in 2000, Lakeland Bank entered into an employment agreement with Steven Schachtel, pursuant to which he serves as the President of Lakeland Bank’s Equipment Leasing Division. The employment agreement, which terminated on April 4, 2003, provided that Mr. Schachtel received an annual salary of $150,000, and was entitled to an annual bonus equal to eight percent of the Division’s contribution (net of expenses and overhead of the Division) to the pre-tax income of Lakeland Bank for each calendar year, provided that the aggregate of any such bonus and Mr. Schachtel’s salary could not exceed $400,000 per year. The employment agreement also provided for Mr. Schachtel to receive an automobile allowance of $600 per month. Since the termination of the employment agreement, Mr. Schachtel has continued as an at-will employee of Lakeland Bank.

Lakeland and Lakeland Bank entered into an employment agreement (the “Employment Agreement”) with Mr. Bosma as of January 1, 2000 whereby he serves as the President and Chief Executive Officer of Lakeland. The initial term of the Employment Agreement is three years, and is automatically renewable for one year on each anniversary date thereof unless a majority of the directors of Lakeland vote not to extend the term. The Employment Agreement provides that Mr. Bosma will receive an annual base salary of at least $250,000. Mr. Bosma is also entitled to use of a Lakeland Bank-supplied automobile, Lakeland Bank paid membership in a country club approved by the Board and supplemental life insurance equal to two times base salary. If Mr. Bosma’s employment is terminated by Lakeland other than for cause (as defined in the Employment Agreement), and a change in control (as defined in the Employment Agreement) has not occurred, he will receive his then current base salary, an annual bonus equal to the average annual bonus paid him during the three most recent fiscal years preceding his termination, and applicable perquisites and benefits for the balance of the term. The Employment Agreement contains confidentiality and non-compete covenants from Mr. Bosma in favor of Lakeland.

In the event of a change in control, the term of the Employment Agreement becomes fixed for a period of three years from the date of such event. During such period, Mr. Bosma is to be employed as President and Chief Executive Officer of Lakeland and is entitled to a base salary that is no less than the salary in effect as of the change in control, an annual bonus equal to the average annual bonus paid him during the three most recent fiscal years prior to the change in control, and continuation of other benefits and perquisites in effect as of the change in control. If following a change in control, Mr. Bosma’s employment is terminated without cause, or he resigns within 90 days for good reason (as defined in the Employment Agreement) or after such 90 day period for any reason, he will be entitled to continued life and health insurance benefits for three years and a lump sum cash payment equal to three times the sum of his pre-change in control salary and the average annual bonus paid him during the three most recent fiscal years prior to the change in control. To the extent that the amount payable to Mr. Bosma on account of a change in control is subject to an excise tax under Section 4999 of the Code,

Mr. Bosma will also receive an additional payment equal to 10% of such amount; provided, however, that if the net amount retained by Mr. Bosma after payment of such excise tax is less than the maximum amount which could be paid him without triggering the excise tax, then the amount and benefits otherwise payable or to be provided to Mr. Bosma will be reduced to such maximum amount. For purposes of the Employment Agreement, the term “change in control” has the same meaning as under Lakeland’s Stock Option Plan.

During 1996, High Point Financial Corp.’s subsidiary bank entered into a salary continuation agreement with Mr. Vandenbergh. This agreement entitled him to certain payments upon his retirement. As part of the Lakeland/High Point merger, Lakeland placed in trust an amount equal to the present value of the amount that would be owed to Mr. Vandenbergh upon his retirement. This amount is $381,000. Lakeland has no further obligation to pay additional amounts pursuant to this agreement.

In connection with Lakeland’s acquisition of Metropolitan State Bank in 1998, Lakeland agreed to (1) provide to Mr. Lubertazzi an additional annuity comparable to the annuity provided to him by Metropolitan at a cost to Lakeland of $278,000 and (2) provide to Mr. Lubertazzi certain retiree medical benefits at a cost to Lakeland of $45,000. Mr. Lubertazzi retired on January 31, 2000. He will receive an annual distribution of $35,000 for 15 years pursuant to this annuity, beginning with the year 2000. Lakeland is not required to incur any additional costs to fund this obligation.

Mr. Lubertazzi previously entered into a separate agreement with Metropolitan State Bank which was assumed by Lakeland. Pursuant to that agreement, Lakeland is required to pay Mr. Lubertazzi or his beneficiary an aggregate of $525,000 payable in 15 annual installments beginning on his retirement date (January 31, 2000) or date of death. In order to fund this obligation, Metropolitan obtained a variable life insurance policy, which had a cash surrender value of approximately $170,527 as of December 31, 2003. Although no assurance can be given, Lakeland does not expect to expend additional significant amounts to fund this obligation.

Lakeland and Lakeland Bank also entered into agreements, dated March, 2001 and as amended by agreements dated March 10, 2003, with each of Messrs. Hurley, Vandenbergh, Luddecke and Buonforte (each, an “Executive”) providing for certain terms and conditions of their employment in the event of a change in control (each a “Change in Control Agreement”). Under such Change in Control Agreements, the term of each Executive’s employment becomes fixed for a period (the “contract period”) ending on the earlier of the Executive’s death, attainment of age 65, or the second anniversary of the date of such event. During the contract period, each Executive is to be employed in the same position as held by him immediately prior to such event, and is entitled to base salary equal to the annual salary in effect immediately prior to the change in control and bonus equal to the highest annual bonus paid during the three most recent fiscal years prior to the change in control. In addition, during the contract period, each Executive is entitled to certain other benefits and perquisites as in effect as of the change in control. If during the contract period, an Executive’s employment is terminated without “cause”, or he resigns for “good reason” (each as defined in the Change in Control Agreement), he will be entitled to continued life and health insurance benefits for the balance of the contract period and a lump sum cash payment equal to two times the sum of his highest salary and bonus paid him during any of the three most recent calendar years prior to the change in control. For purposes of each Change in Control Agreement, the term “change in control” has the same meaning as under the Stock Option Plan.

In 2003, Lakeland began contributing to a supplemental executive retirement plan for Roger Bosma that provides annual retirement benefits of $150,000 a year for a 15 year period when he reaches the age of 65. Lakeland intends to fund its obligations under this arrangement with the increase in cash surrender value of bank owned life insurance policies purchased in 2003. In 2003, Lakeland contributed $129,000 to this plan.

Stock Options

The following table contains information regarding the grant of stock options to the Named Officers during the year ended December 31, 2003. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the following table sets forth the hypothetical gains or “options spreads” that would exist for the respective options assuming rates of annual compound price appreciation in Lakeland’s Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants
Name	Number of Common Shares Underlying Options Granted(A)	Percent of Total Options Granted to Employees in Fiscal 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Roger Bosma	40,000	30.9%	$15.49	12/9/2013	$389,600	$987,600
Steven Schachtel	5,000	3.9	15.49	12/9/2013	48,700	123,450
Joseph F. Hurley	10,000	7.7	15.49	12/9/2013	97,400	246,900
Robert A. Vandenbergh	10,000	7.7	15.49	12/9/2013	97,400	246,900
Louis E. Luddecke	10,000	7.7	15.49	12/9/2013	97,400	246,900
Jeffrey J. Buonforte	10,000	7.7	15.49	12/9/2013	97,400	246,900

(A)	The stock options granted to the Named Officers were granted under Lakeland’s 2000 Equity Compensation Program (the “Stock Option Plan”). Options granted to employees generally are granted at exercise prices equal to the fair market value of the Common Stock on the grant date and typically vest in 25% annual installments beginning on the first anniversary of the grant date. The Stock Option Plan provides that all outstanding stock options will become immediately exercisable upon the occurrence of a “change in control event” (as defined in the Stock Option Plan).

The following table provides data regarding stock options exercised by the Named Officers during the year ended December 31, 2003 and the number of shares of Lakeland Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 2003. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise prices of existing options and $16.02, the closing sale price of Lakeland’s Common Stock on December 31, 2003.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

	Shares Acquired	Value	Number of Shares Underlying Unexercised Options at Year End (#)		Value of Unexercised In-the-Money Options at Year End($)
Name	on Exercise(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Roger Bosma	12,855	$104,783	60,581	111,203	$218,061	$171,807
Steven Schachtel	0	0	8,409	13,141	33,256	15,168
Joseph F. Hurley	0	0	15,444	27,802	58,387	42,958
Robert A. Vandenbergh	0	0	41,425	27,801	332,750	42,950
Louis E. Luddecke	4,203	31,287	11,031	27,801	25,037	42,950
Jeffrey J. Buonforte	0	0	21,377	27,801	104,357	42,950

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Lakeland’s Common Stock that may be issued upon the exercise of options under Lakeland’s Stock Option Plan, as of December 31, 2003. This plan was Lakeland’s only equity compensation plan in existence as of December 31, 2003.

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Shareholders	868,493	$12.13	286,237
Equity Compensation Plans Not Approved by Shareholders	—	—	—

TOTAL	868,493	$12.13	286,237

Board Independence; Committees and Directors’ Compensation

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. Recently, Nasdaq adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence. The Board has also determined that the following members of the Board satisfy the Nasdaq definition of independence: Mary Ann Deacon, George H. Guptill, Jr., Paul P. Lubertazzi, Joseph P. O’Dowd, John Pier, Jr., Charles L. Tice and Stephen R. Tilton, Sr.

During 2003, Lakeland’s Board of Directors held 15 meetings. Lakeland’s Board of Directors also maintains several Board committees.

The Audit Committee, consisting of George H. Guptill, Jr. (Chairperson), Mary Ann Deacon, Joseph P. O’Dowd, Stephen R. Tilton, Sr., and Paul P. Lubertazzi, is responsible for reviewing the reports submitted by Lakeland’s independent accountants and internal auditor and for reporting to the Board on significant audit and accounting principles, policies, and practices related to Lakeland. The Audit Committee met four times in 2003.

Lakeland is required to disclose whether the Board of Directors has determined that a member of the Audit Committee is an “audit committee financial expert”, as that term is defined in rules adopted by the SEC in January 2003, and, if not, why not. Lakeland’s Board has not determined that any of the members of the audit committee is an audit committee financial expert. The Board has determined, however, that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the audit committee. The Board does not believe that it is necessary to search for any outside person who meets the definition of audit committee financial expert to serve on the Board and the audit committee. The audit committee has the authority to hire outside experts and consultants as it deems appropriate in carrying out its responsibilities.

The Nominating Committee consists of Paul P. Lubertazzi (Chairperson), Mary Ann Deacon and Joseph P. O’Dowd. This committee is responsible for interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. This committee was called the Governance Committee in 2003, and met once in 2003.

The Compensation Committee, consisting of Paul P. Lubertazzi (Chairperson), George H. Guptill, Jr., Charles L. Tice and Stephen R. Tilton, Sr., makes compensation decisions for Lakeland’s staff. The

Compensation Committee met twice in 2003. The Compensation Committee does not administer the Stock Option Plan, which is administered by the full Board.

During 2003, each director received a fee of $800 for each meeting of Lakeland’s Board that he or she attended from January through June, and $1,100 for each meeting attended from July through the remainder of the year. In addition, each director, other than Roger Bosma, received a $7,500 retainer, and payment for committee meetings attended. Members of committees received $250 for each meeting attended from January through June 2003. Committee meeting fees received from July through the remainder of the year increased to $350, with the exception of the Audit Committee’s fees, which increased to $500 per meeting attended beginning in July 2003. Each member of Lakeland’s Board was present for 75% or more of the aggregate of the total meetings of the Board and committees on which he or she served.

During 2003, the Board of Directors of Lakeland Bank met twice a month. During 2003, each director received fees for attending board meetings. All directors other than Roger Bosma received fees for attending committee meetings. Board meeting fees, which were $650 from January through June 2003, increased to $900 in July, through the remainder of the year. Committee meeting fees in 2003 for Lakeland Bank were $350. Each director of Lakeland Investment Corp., a subsidiary of Lakeland Bank, received $575 as an annual fee.

The Board of Directors maintains a plan which provides that any director having completed 10 years of service may retire and continue to be paid for a period of 10 years at a rate of $5,000, $7,500, $10,000, $12,500 or $13,500 per annum, depending upon years of credited service. This plan is unfunded.

Lakeland’s Stock Option Plan provides for automatic option grants to directors who are not otherwise employed by Lakeland or its subsidiaries. Upon commencement of service, a non-employee director will receive a stock option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the grant date. Options granted to non-employee directors are exercisable in 20% annual installments beginning on the date of grant.

John W. Fredericks and Bruce G. Bohuny each received $59,000 in 2003 as additional director’s compensation for their positions as Chairman and Vice Chairman, respectively.

Compensation Committee Interlocks and Insider Participation

Lakeland’s Compensation Committee, which is currently comprised of Paul P. Lubertazzi (Chairperson), George H. Guptill, Jr., Charles L. Tice and Stephen R. Tilton, makes compensation decisions for executives. Mr. Lubertazzi retired as President and CEO of Metropolitan State Bank (which merged into Lakeland Bank on January 28, 2000) on January 31, 2000.

Mr. Bohuny, a director of Lakeland, has a 30% interest in the entity which owns the building in Pompton Plains, New Jersey in which Lakeland rents a branch office. During 2003, the Company paid $76,000 to this entity as rent.

Stephen R. Tilton, Sr., a director of the Company, owns a building in Little Falls, New Jersey in which Lakeland rents a branch office. During 2003, the Company paid $104,000 to Mr. Tilton in rent.

John W. Fredericks, Chairman of the Company, is chairman and owner of Fredericks Fuel and Heating Service. Mark J. Fredericks, a director of the Company, is the president of Fredericks Fuel and Heating Service. During 2003, the Company paid $60,000 to Fredericks Fuel and Heating Service for fuel and related services.

Lakeland’s subsidiary banks have had, and expect to have in the future, transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and that do not involve more than the normal risk of collectability or other unfavorable features.

Nominating Committee Matters

Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee. A copy of the Nominating Committee’s charter is attached to this proxy statement as Appendix A.

Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace rules.

Procedures for Considering Nominations Made by Shareholders. The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•	must not serve as attorneys for any other financial institution or bank or savings and loan holding company and must not be on the board of any other financial institution or bank or savings and loan holding company;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a reputation, in one or more of the communities serviced by Lakeland and its subsidiaries, for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a bank holding company; and

•	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations. In connection with the 2004 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Common Stock for at least one year.

Audit Committee Matters

Audit Committee Charter. The Audit Committee performed its duties during 2003 under a written charter approved by the Board of Directors. A copy of the current Audit Committee Charter is attached as Appendix B to this proxy statement.

Independence of Audit Committee Members. Lakeland’s Common Stock is listed on the Nasdaq National Market and Lakeland is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2003:

(1) the Audit Committee reviewed and discussed the audited financial statements with Lakeland’s management;

(2) the Audit Committee discussed with Lakeland’s independent accountants the matters required to be discussed by SAS 61, as amended by SAS 90;

(3) the Audit Committee received and reviewed the written disclosures and the letter from Lakeland’s independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Lakeland’s independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2003 Annual Report on Form 10-K.

By:	The Audit Committee of the Board of Directors:

George H. Guptill, Jr., Chairperson

Mary Ann Deacon

Joseph P. O’Dowd

Stephen R. Tilton, Sr.

Paul P. Lubertazzi

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, Grant Thornton LLP (“Grant Thornton”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

Audit Fees. Audit fees billed or expected to be billed to Lakeland by Grant Thornton for the audit of the financial statements included in Lakeland’s Annual Reports on Form 10-K, reviews of the financial statements included in Lakeland’s Quarterly Reports on Form 10-Q, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings, for the years ended December 31, 2002 and 2003 totaled approximately $115,669 and $227,673, respectively.

Audit-Related Fees. Lakeland was billed $9,400 and $0 by Grant Thornton for the years ended December 31, 2002 and 2003, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption Audit Fees above, such as the audit of employee benefit plans.

Tax Fees. Lakeland was billed an aggregate of $53,923 and $85,376 by Grant Thornton for the fiscal years ended December 31, 2002 and 2003, respectively, for tax services, principally advice regarding the preparation of income tax returns.

All Other Fees. Lakeland was billed an aggregate of $0 and $0 by Grant Thornton for the fiscal years ended December 31, 2002 and 2003, respectively.

Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of Lakeland’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by Lakeland’s outside auditors even if they are not pre-approved. Lakeland has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Code of Ethics

Lakeland is required to disclose whether it has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Lakeland has adopted such a code of ethics and has posted a copy of the code on its internet website at the internet address: http://www.lakelandbank.com. Copies of the code may be obtained free of charge from the Company’s website at the above internet address.

Shareholder Communication with the Board

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to Lakeland’s Chairman of the Board and should be sent to such individual c/o Lakeland Bank, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman’s receipt of such a communication, Lakeland’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend Lakeland’s annual meeting of shareholders. Each of the members of the Board attended the Company’s 2003 annual meeting of shareholders.

Compensation Committee Report on Executive Compensation

Compensation decisions for executive officers (other than stock option grants) are made by the Compensation Committee, subject to Board approval. Lakeland’s current compensation program focuses upon the salaries of executive officers and is designed to provide appropriate reimbursement for services rendered. Compensation amounts take into account the individual performance for each executive officer. Salaries are determined annually, and each executive officer’s performance is reviewed on a yearly basis. Traditionally, the salaries of executive officers have been set at levels which are perceived to be comparable to the salaries of executive officers of other banks which the Board considers to be comparable to Lakeland. Bonuses are granted based on Lakeland’s performance and the executive’s contribution to Lakeland’s results. All of the Named Officers received bonuses for 2003.

Executive officers are also provided with standard benefits, including various health and life insurance benefits. Lakeland also makes contributions to the Lakeland Bank Profit Sharing Plan on behalf of executive officers, as well as all other employees. The Board of Directors authorized a total contribution to the Lakeland Bank Profit Sharing Plan of $500,000 in 2003.

Lakeland maintains the 2000 Equity Compensation Program (the “Stock Option Plan”), which is currently administered by the full Board of Directors. Incentive stock options granted to executive officers of Lakeland are granted at an exercise price equal to fair market value on the date of grant. Accordingly, these options will gain appreciable value only if the market price of Lakeland’s Common Stock increases. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize Lakeland’s performance and encourage continued affiliation with Lakeland. The Stock Option Plan also provides for automatic option grants to new non-employee directors. The Board believes that this feature of the Stock Option Plan will encourage qualified non-employee directors to serve on Lakeland’s Board.

Lakeland’s Board believes that an appropriate compensation program can help foster Lakeland’s growth. The Board seeks to reflect an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. The Board intends to continue monitoring Lakeland’s compensation program so that this balance is appropriately maintained.

Submitted by the members of the Compensation Committee of the Board of Directors:

Paul P. Lubertazzi, Chairperson

George H. Guptill, Jr.

Charles L. Tice

Stephen R. Tilton, Sr.

PERFORMANCE GRAPH

The following chart compares Lakeland’s cumulative total shareholder return (on a dividend reinvested basis) over the past five years with the Nasdaq Market Index and the Peer Group Index. The Peer Group Index is comprised of the Media General Regional Northeast Bank Group, which consists of 206 financial institutions.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG LAKELAND BANCORP, INC.,

NASDAQ MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1999

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2003

	1998	1999	2000	2001	2002	2003
LAKELAND BANCORP, INC.	100.00	70.61	66.70	123.49	145.12	133.26
PEER GROUP INDEX	100.00	92.02	128.07	127.36	119.61	156.51
NASDAQ MARKET INDEX	100.00	176.37	110.86	88.37	61.64	92.68

INDEPENDENT ACCOUNTANTS

Relationship with Independent Accountants. Grant Thornton LLP became the independent accountants of Lakeland beginning with the financial statements for the quarter ended March 31, 1999 and has been selected by the Board of Directors to review Lakeland’s financial statements during 2004. It is anticipated that a representative of Grant Thornton will be present at the Annual Meeting and will be available to answer questions.

OTHER MATTERS

Management is not aware of any other business to be brought up at the meeting for action by stockholders at such meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to management at the time of printing hereof and which may come properly before the meeting.

SHAREHOLDER PROPOSALS

If a Lakeland stockholder intends to present a proposal at Lakeland’s 2005 annual meeting of stockholders, the proposal must be received by Lakeland at its principal executive offices not later than November 24, 2004 in order for that proposal to be included in the proxy statement and form of proxy relating to that meeting, and by February 7, 2005 in order for the proposal to be considered at Lakeland’s 2005 annual meeting of stockholders (but not included in the proxy statement or form of proxy for such meeting). Any stockholder proposal which is received after those dates or which otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC will neither be included in the proxy statement or form of proxy, nor be considered at the meeting. For a description of procedures for nominations to be submitted by shareholders, see “Nominating Committee Matters.”

By Order of the Board of Directors:

Arthur L. Zande

Secretary

A copy of Lakeland Bancorp, Inc.’s annual report for the year ended December 31, 2003, including financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of Lakeland Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, is available (excluding exhibits) without cost to shareholders upon written request made to Arthur L. Zande, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438.

APPENDIX A

LAKELAND BANCORP, INC.

NOMINATING COMMITTEE CHARTER

Purposes of the Nominating Committee

The purposes of the Nominating Committee are:

•	to consider proposals made by shareholders and others to nominate specific individuals to the board of directors of Lakeland Bancorp, Inc. (the “Company”);

•	to identify qualified individuals for membership on such board (the “Board”) ; and

•	to recommend to the Board the director nominees for election at each annual meeting of shareholders and at each other meeting of shareholders at which directors are to be elected.

Membership of the Nominating Committee

The Nominating Committee:

•	shall consist of not less than three members of the Board, the exact number to be established by the board of directors from time to time;

•	shall consist solely of individuals who meet the independence standards set forth in Securities and Exchange Commission rules and in the listing standards applicable to the Company; and

•	shall consist solely of members who are appointed by, and who may be removed by, the Board.

Criteria for Nomination to the Board of Directors

Each individual nominated by the Nominating Committee to serve on the Board of Directors shall, in the Nominating Committee’s opinion, satisfy the following criteria (the “Minimum Criteria”) together with such other criteria as shall be established by the Nominating Committee:

•	such nominee shall satisfy any legal requirements applicable to members of the Board;

•	such nominee shall have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	such nominee shall have a reputation, in one or more of the communities serviced by the Company and its subsidiaries, for honesty and ethical conduct;

•	such nominee shall have a working knowledge of the types of responsibilities expected of members of the board of directors of a public corporation; and

•	such nominee shall have experience, either as a member of the board of directors of another public or private corporation or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Procedures to be Followed with Respect to the Submission of Names for Consideration by the Nominating Committee.

The following procedures (the “Minimum Procedures”) shall be utilized in considering any candidate for election to the Board at an annual meeting, other than candidates who have previously served on the Board or who are recommended by the Board. A nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty

(30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Such notice shall set forth as to each person whom the proponent proposes to nominate for election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate satisfies the Minimum Criteria and any Additional Criteria (as defined below) established by the Nominating Committee.

In the event that a director is to be nominated at a special meeting of shareholders or is to be elected by the Board, the Nominating Committee shall develop procedures designed to conform, as nearly as practicable, to the procedures applicable to elections of Board members at annual meetings.

The Nominating Committee may, but shall not be required to, develop other procedures (the “Additional Procedures”) designed to supplement the Minimum Procedures.

Processes to be Followed in Considering Candidates

Candidates to serve on the Board shall be identified from such sources as shall be available to the Nominating Committee, including without limitation recommendations made by shareholders.

There shall be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process shall include (i) a review of the information provided to the Nominating Committee by the proponent, (ii) a review of reference letters from at least two sources determined to be reputable by the Nominating Committee and (iii) a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Duties of the Nominating Committee

The Nominating Committee shall:

•	determine whether other criteria (the “Additional Criteria”), beyond the Minimum Criteria, should apply in nominating members of the Board, such Additional Criteria to:

•	reflect, at a minimum, all applicable laws, rules, regulations and listing standards applicable to the Company, and

•	take into account a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the board of directors;

•	determine whether the Minimum Procedures should be supplemented with Additional Procedures relating to the information to be submitted to the Nominating Committee regarding prospective candidates;

•	annually review the size, composition and needs of the Board and make recommendations to the Board;

•	recommend to the Board the director nominees for election at the next annual meeting of shareholders;

•	consider and recommend candidates for appointment to the Board to the extent vacancies arise between annual meetings of shareholders;

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•	consider director candidates submitted by shareholders and other third-parties, in accordance with the Minimum Procedures and any Additional Procedures adopted by the Nominating Committee; and

•	annually review the Nominating Committee charter and recommend to the Board any changes it deems necessary or desirable.

Meetings of the Nominating Committee

The Nominating Committee shall meet as often as necessary to carry out its responsibilities, but not less than once each year. At the discretion of the chairperson of the Nominating Committee, but at least once each year for all or a portion of a meeting, the members of the Nominating Committee shall meet in executive session, without any members of management present.

Additional Authority of the Nominating Committee

The Nominating Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.

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APPENDIX B

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors of Lakeland Bancorp, Inc. (“Lakeland” or the “Company”) to assist the Board in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the “independent auditors”), the performance of the internal auditor and the Company’s internal audit function, and such other duties as the Board may direct. The Audit Committee is expected to maintain free and open communication (including separate executive sessions at least annually) with the independent auditors, the internal auditor and management of the Company.

The Audit Committee’s primary duties and responsibilities are to:

•	Assume direct responsibility for the appointment, compensation and oversight of the work of the Company’s independent auditors, including resolution of any disagreements that may arise between the Company’s management and the Company’s independent auditors regarding financial reporting.

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

•	Encourage adherence to, and continued improvement of, the Company’s accounting policies, procedures, and practices at all levels; review of potential significant financial risk to the Company; and monitor compliance with legal and regulatory requirements.

•	Monitor the performance of the Company’s internal audit function.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company’s expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Pursuant to this Charter:

1. THE COMMITTEE

Audit Committee members shall meet the applicable independence requirements of the National Association of Securities Dealers (the “NASD”), the Securities and Exchange Commission (the “SEC”) and the Sarbanes-Oxley Act of 2002 (the “Act”). Audit Committee members shall also meet the experience requirements of the listing standards of the Nasdaq Stock Market and applicable laws and regulations. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by applicable rules of the NASD and the SEC) directors, free from any relationship that would interfere with the exercise of his or her independent judgment, and no Audit Committee member may, other than in the capacity of an Audit Committee or Board member, accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Members of the Audit Committee will not serve simultaneously on the audit committees of more than two other public companies.

Audit Committee members shall be appointed by the Board. The Audit Committee shall appoint a Chair and a Vice Chair by majority vote from among its members.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet at least annually with management and the independent auditors, to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements or quarterly financial statements, as applicable.

2. SCOPE

The Committee serves at the pleasure of the Board of Directors.

3. FUNCTIONS OF THE COMMITTEE

The Committee will satisfy its responsibilities by completing the following functions:

Review Procedures

(a) Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

(b) Require the independent auditors to advise the Audit Committee in advance in the event that the independent auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company’s financial statements (“non-audit services”).

(c) Review and pre-approve all audit and non-audit services provided by the Company’s independent auditors and obtain confirmations from time to time from the Company’s outside auditing firm that such firm is not providing to the Company (i) any of the non-auditing services listed in Section 10A(g) of the Securities Exchange Act of 1934, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee.

(d) Approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. Record in its minutes and report to the Board all approvals of audit services and non-audit services granted by the Audit Committee.

(e) Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

(f) In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

(g) Review Lakeland’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items to be communicated by the independent auditors in accordance with AICPA SAS 61.

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(h) Review the independence and performance of the independent auditors and annually appoint the independent auditors or approve any discharge of auditors when circumstances warrant, it being understood that the independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall require the independent auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the independent auditors and the Company that may affect the objectivity and independence of the independent auditors. Such statement shall confirm that the independent auditors are not aware of any conflict of interest prohibited by Section 10A(l) of the Securities Exchange Act of 1934. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

(i) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

(j) On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

(k) Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

(l) Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and ensure the auditing firm reports to the Audit Committee under the requirements set forth in Section 204 of the Act.

(m) Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

(n) Commencing on such date as Section 102(a) of the Act becomes effective, obtain confirmation from the independent auditors at the commencement of each audit that such firm is a “registered public accounting firm” as such term is defined under the Act.

(o) Require the independent auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the independent auditors and other material written communications between the independent auditors and the Company’s management, including management’s letters and schedules of unadjusted differences.

(p) Set clear policies, compliant with governing laws and regulations, for the hiring of employees or former employees of the independent auditor.

(q) Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(r) Review and approve all related party transactions.

(s) Within the time periods required by the Act and the regulations promulgated thereunder, establish, review and update periodically a Code of Ethics (the “Code”) that complies with all applicable laws and regulations and that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

(t) Review the Company’s major financial and accounting risk exposures and the steps that management has undertaken to control them.

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(u) Review, with the Company’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

(v) Investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

Other Audit Committee Responsibilities

(a) Annually, prepare a report to shareholders as required by the Securities and Exchange Commission, such report to be included in the Company’s annual proxy statement.

(b) Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

(c) Perform any other activities consistent with this Charter, the Company’s by-laws, the Company’s certificate of incorporation and governing law, as the Committee or the Board deems necessary or appropriate.

(d) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

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ANNUAL MEETING OF SHAREHOLDERS OF

LAKELAND BANCORP, INC.

April 27, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:				2.	Transaction of such other business as may properly come before the meeting, and any adjournment thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.
NOMINEES:
☐	FOR ALL NOMINEES	O Robert B. Nicholson, III
O John Pier, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Stephen R. Tilton, Sr.		WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.
O John W. Fredericks
O Paul P. Lubertazzi
☐	FOR ALL EXCEPT (See instructions below)	O Charles L. Tice

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: O

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

LAKELAND BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger Bosma, John W. Fredericks and Paul P. Lubertazzi, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of shareholders of Lakeland Bancorp, Inc. to be held on April 27, 2004, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE BOARD’S NOMINEES FOR DIRECTOR.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

LAKELAND BANCORP, INC.

April 27, 2004

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
ACCOUNT NUMBER

- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of Directors:				2.	Transaction of such other business as may properly come before the meeting, and any adjournment thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.
NOMINEES:
☐	FOR ALL NOMINEES	O Robert B. Nicholson, III
O John Pier, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Stephen R. Tilton, Sr.		WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.
O John W. Fredericks
O Paul P. Lubertazzi
☐	FOR ALL EXCEPT (See instructions below)	O Charles L. Tice

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: O

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.